UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2015
 ____________________________________
Kforce Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

FLORIDA	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 552-5000
N/A
(Former name or former address, if changed since last report)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 13, 2015, the Florida Second District Court of Appeals denied a motion by David L. Dunkel, the Chairman and Chief Executive Officer of Kforce Inc., to partially stay the implementation of a Final Judgment of Dissolution of Marriage related to the transfer of shares of Kforce common stock to his former spouse in connection with their divorce, although the appeal of the Final Judgment of Dissolution of Marriage continues.  On May 14, 2015, Mr. Dunkel transferred an additional 320,852 shares of Kforce common stock to his former spouse in satisfaction of the trial court’s award. The total number of shares Mr. Dunkel has transferred to his former spouse pursuant to the trial court order is 682,115. The total of 682,115 shares represents the total amount ordered by the trial court to be transferred by Mr. Dunkel to his former spouse. Resolution of the outstanding appeal could result in a portion of these shares being returned to Mr. Dunkel. This transfer has been reported on a Form 4 filed by Mr. Dunkel on May 15, 2015, and the previous transfer by Mr. Dunkel of 361,263 shares to his former spouse was reported on a Form 4 filed by Mr. Dunkel on March 20, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kforce Inc.
(Registrant)

Date: May 15, 2015	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: May 15, 2015	By:	/s/ SARA R. NICHOLS
Sara R. Nichols
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)